Exhibit (i)

575 Madison Avenue
New York, NY 10022-2585
212.940.8800 tel
212.940.8776 fax

February 25, 2011

The Board of Trustees of FocusShares Trust 210 Summit Avenue Suite C-11 Montvale, NJ 07645

FocusShares Trust (Registration Nos. 333-146327 and 811-22128) with respect to
Focus Morningstar US Market Index ETF
Focus Morningstar Large Cap Index ETF
Focus Morningstar Mid Cap Index ETF
Focus Morningstar Small Cap Index ETF
Focus Morningstar Basic Materials Index ETF
Focus Morningstar Communication Services Index ETF
Focus Morningstar Consumer Cyclical Index ETF
Focus Morningstar Consumer Defensive Index ETF
Focus Morningstar Energy Index ETF
Focus Morningstar Financial Services Index ETF
Focus Morningstar Health Care Index ETF
Focus Morningstar Industrials Index ETF
Focus Morningstar Real Estate Index ETF
Focus Morningstar Technology Index ETF
Focus Morningstar Utilities Index ETF
(each a “Fund” and collectively the “Funds”)

Ladies and Gentlemen:

We have acted as counsel for FocusShares Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing on February 25, 2011 with the Securities and Exchange Commission (the “Commission”) of Post Effective Amendment No. 21 to the Registration Statement on Form N-1A (as amended, the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”) (No. 333-146327) and Post Effective Amendment No. 22 to the Registration Statement under the Investment Company Act of 1940 (No. 811-22128) relating to the issuance and sale by the Trust of an unlimited number of authorized shares of each of its Funds (the “Shares”).

CHARLOTTE	CHICAGO	IRVING	LONDON	LOS ANGELES	NEW YORK	WASHINGTON, DC	WWW.KATTENLAW.COM
LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

FocusShares Trust
February 25, 2011

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Funds; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.  This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

FocusShares Trust
February 25, 2011

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the  Registration Statement under the caption “Legal Counsel” in the prospectus that is a part thereof and under the caption “Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,
/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP

KHM/def